Schedule A
TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:	 Transamerica Bond
Security Description: ACACN 5.00 12/15/23

Issuer:	 Air Canada 2015-2B PTT
Offering Type: 144a
(US Registered, Eligible Muni, Eligible Foreign, 144A)



REQUIRED INFORMATION

 1. Offering Date

 2. Trade Date

 3. Unit Price of Offering

 4. Price Paid per Unit

 5. Years of Issuer's Operations

 6. Underwriting Type

 7. Underwriting Spread

 8. Total Price paid by the Fund

 9. Total Size of Offering

10. Total Price Paid by the Fund plus
Total Price Paid for same securities
purchased by the same Sub-Adviser for
other investment companies

11. Underwriter(s) from whom the Fund
purchased (attach a list of all
syndicate members)

12. If the affiliate was lead or
co-lead manager, was the instruction
listed below given to the broker(s)
named in #11? ****

ANSWER

12/1/15

12/1/15

$100.00

$100.00

3+

Firm

1.00%

5,740,000

121,040,000

21,935,000

Morgan Stanley

Yes


APPLICABLE RESTRICTION

None

Must be the same as #1

None

Must not exceed #3

Must be at least three years *

Must be firm

Sub-Adviser determination to be made

None

None

#10 divided by #9 must not exceed
25% **

Must not include Sub-Adviser
affiliates ***

Must be "Yes" or "N/A"


In Compliance
(Yes/No)

N/A

Yes

N/A

Yes

Yes

Yes

Yes

N/A

N/A

Yes

Yes

Yes

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

	Loomis Sayles & Co LP

	       Sub-Adviser

*	Not applicable to munis.  In the case of munis, (a) they must be sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and (b) either: (i)
they must be subject to no greater than moderate credit risk; or (ii)
if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, they must be subject to a
minimal or low amount of credit risk.   With respect to (b), circle
(i) or (ii), whichever is met.

**	If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering
PLUS the amount of the offering of the same class in any concurrent public offering

***	For munis purchased from syndicate manager, check box to
confirm that the purchase was not designated as a group sale.  [    ]

****	The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.



Schedule A
TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:	 Transamerica Bond
Security Description: HSBC HOLDINGS PLC 4.300 03/08/26

Issuer:	 HSBC Holdings PLC
Offering Type: 144a
(US Registered, Eligible Muni, Eligible Foreign, 144A)


REQUIRED INFORMATION

 1.Offering Date

 2.Trade Date

 3.Unit Price of Offering

 4.Price Paid per Unit

 5.Years of Issuer's Operations

 6.Underwriting Type

 7.Underwriting Spread

 8.Total Price paid by the Fund

 9.Total Size of Offering

10.Total Price Paid by the Fund plus Total Price
Paid for same securities purchased by the same Sub-Adviser for other investment companies

11.Underwriter(s) from whom the Fund
purchased (attach a list of all syndicate members)

12.If the affiliate was lead or co-lead manager, was the instruction listed below given to the broker(s) named in #11? ****


ANSWER

3/1/16

3/1/16

$99,855

$99,855

3+

Firm

0.425%

1,702,527.75

3,000,000,000

13,428,500.41

HSBC

Yes


APPLICABLE RESTRICTION

None

Must be the same as #1

None

Must not exceed #3

Must be at least three years *

Must be firm

Sub-Adviser determination to be made

None

None

#10 divided by #9 must not exceed
25% **

Must not include Sub-Adviser
affiliates ***

Must be "Yes" or "N/A"


In Compliance
(Yes/No)

N/A

Yes

N/A

Yes

Yes

Yes

Yes

N/A

N/A

Yes

Yes

Yes

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

	Loomis Sayles & Co LP

	       Sub-Adviser

*	Not applicable to munis.  In the case of munis, (a) they must be sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and (b) either: (i)
they must be subject to no greater than moderate credit risk; or (ii)
if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, they must be subject to a
minimal or low amount of credit risk.   With respect to (b), circle
(i) or (ii), whichever is met.

**	If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering
PLUS the amount of the offering of the same class in any concurrent public offering

***	For munis purchased from syndicate manager, check box to
confirm that the purchase was not designated as a group sale.  [    ]

****	The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.




Last revised 1/12/2010
Information Classification: Limited Access